                                                                EXHIBIT 10.12

                             SHAREHOLDERS AGREEMENT


     THIS SHAREHOLDERS AGREEMENT (the "Agreement") dated as of January 24, 1996 is between FOREST OIL CORPORATION, a New York corporation (the "Company"), and JOINT ENERGY DEVELOPMENT INVESTMENTS LIMITED PARTNERSHIP, a Delaware limited partnership ("JEDI").

                                    RECITALS

     A. The parties have entered into the Second Restructure Agreement (the "Second Restructure Agreement") dated as of December 29, 1995.

     B. Pursuant to the Second Restructure Agreement, JEDI has acquired 1,680,000 (the "JEDI Shares") of the Company's common stock, par value $.10 per share, together with the associated Rights (as defined in the Second Restructure Agreement) (the "Common Stock").

                                    AGREEMENT

     The parties agree as follows:


                                    ARTICLE I

                                   DEFINITIONS


     The following terms have the following meanings:

     "Action" against a person means an action, suit, investigation, complaint or other proceeding, whether civil or criminal, in law or equity or before any arbitrator or Governmental Body, pending against or affecting the person or its property.

     "Affiliate" of a person means any other person (i) that directly or indirectly controls, is controlled by or is under common control with, the person or any of its Subsidiaries, (ii) that directly or indirectly beneficially owns or holds 5% or more of any class of voting stock of the person or any of its Subsidiaries or (iii) 5% or more of the voting stock of which is directly or indirectly beneficially owned or held by the person or any of its Subsidiaries. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise; PROVIDED that in relation to JEDI, "Affiliate" shall not include (i) any Affiliate of Enron Corp. that is not wholly owned, directly or indirectly, by Enron Corp., unless such Affiliate (a) beneficially owns any of the JEDI Shares or (b) is a member of a Group in which any person that beneficially owns any of the JEDI Shares is a member or (ii) the California Public Employees Retirement System.

     "Anschutz" means The Anschutz Corporation, a Kansas corporation.

     "Anschutz Shareholders Agreement" means the Shareholders Agreement entered into between the Company and Anschutz dated May 17, 1995.

     "beneficial ownership" has the meaning assigned to that term under Section 13(d) of the Exchange Act, unless otherwise specified herein.

     "Board of Directors" means the board of directors of the Company, from time to time.

     "Business Combination Transaction" means a merger, consolidation or similar transaction and each transaction that constitutes a "Change of Control" within the meaning of the Indenture dated as of September 8, 1993 between the Company and Shawmut Bank Connecticut, N.A. (giving effect to other terms and provisions of such indenture that are directly or indirectly incorporated or referenced by the definition therein of "Change of Control").

     "Common Stock" has the meaning ascribed to it in Paragraph B of the Recitals hereof.

     "Equity Securities" of a person means the capital stock of such person and all other securities convertible into or exchangeable or exercisable for any shares of its capital stock, all rights to subscribe for or to purchase, all options for the purchase of, and all calls, commitments, or claims of any character relating to any shares of its capital stock and any securities convertible into or exchangeable or exercisable for any of the foregoing.

     "Excess JEDI Shares" means, at any time of determination and with respect to the matter subject to the vote or consent for which the Excess JEDI Shares are then being determined,

(i) the Equity Securities of the Company owned by any of JEDI and its Affiliates and the Groups in which any of them may be members that may then be voted or with respect to which consent may then be given, in each case with respect to such matter less (ii) the Non-Restricted Shares.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the related rules and regulations.

     "Governmental Body" means any agency, bureau, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state, county or local, domestic or foreign.

     "Group" has the meaning given such term in Section 13(d)(3) of the Exchange Act.

     "Independent Director" means any director who is not and has not been during the preceding two years an officer or employee of the Company or a director, officer or employee of a beneficial owner of 5% or more of the shares of Common Stock then issued and outstanding or of any Affiliate of such beneficial owner.

     "JEDI Registration Rights Agreement" means the Registration Rights Agreement dated July 27, 1995 between JEDI and the Company, as amended the date hereof.

     "JEDI Designee" shall have the meaning ascribed to it in Section 2.1(a).

     "JEDI Shares" has the meaning set forth in Paragraph B of the Recitals hereof.

     "Material Adverse Change" means any of (i) the average price for a share of Common Stock over a period of thirty trading days being less than or equal to $1.75, such number being subject to adjustment for any stock or other non-cash dividends, split-ups, mergers, recapitalizations, combinations, subdivisions, conversions, exchanges of shares or the like; or (ii) (a) any downgrading by any "nationally recognized statistical rating organization" (as that term is defined by the SEC for purposes of Rule 436(g)(2) under the Securities Act of 1933, as amended) in the rating accorded to any debt security of the Company by two or more ratings (including the relative standings within a major rating category) (x) below the rating existing as of the date hereof or
(y) if not issued as of the date hereof, below the rating accorded thereto at the time of its initial issuance, or (b) any such downgrading which results in any debt security being accorded a rating of CCC or below by Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc., or a rating of Caa or below by Moody's Investors Service, Inc. or their respective equivalents by any other such nationally recognized statistical rating organization.

     "Non-Restricted Shares" means those shares of Common Stock, calculated by multiplying (i) the number of Equity Securities of the Company owned by any of JEDI and its Affiliates and the Groups in which any of them may be members that may then be voted or with respect to which consent may then be given by (ii) the quotient of (x) the number of Effective Equity Securities (as defined in the Anschutz Shareholders Agreement) less the number of Excess Purchaser Securities (as defined in the Anschutz Shareholders Agreement) divided by (y) the sum of the number of Effective Equity Securities and the shares of Common Stock issuable to Anschutz or its Affiliates or Groups upon conversion of the shares of Second Series Convertible Preferred Stock owned by Anschutz; PROVIDED, HOWEVER, that if the Excess Purchaser Securities is equal to zero, the Effective Equity Securities shall be deemed to include such number of shares of Common Stock issuable upon conversion of the shares of Second Series Convertible Preferred Stock owned by Anschutz or its Affiliates or Groups, which when added to the Effective Equity Securities would result in Anschutz and its Affiliates and Groups having voting power at the time of determination equal to 19.99% of the aggregate voting power of all Equity Securities of the Company then issued and outstanding.

     "Permitted Transfer Date" means the earlier to occur of (i) July 27, 1998 or (ii) the date on which Anschutz and its Affiliates or Groups shall have sold 50% or more of the shares of Common Stock beneficially owned by Anschutz and its Affiliates or Groups, which figure shall include shares of Common Stock issuable pursuant to the Second Series Convertible Preferred Stock, the JEDI/Anschutz Option and the Tranche A Warrants (as each such term is defined in the Second Restructure Agreement), held by Anschutz and its Affiliates or Groups on the date hereof, but excluding any shares of Common Stock issuable pursuant to the JEDI/Anschutz Option or the Tranche A Warrants if such option or warrants expires or is canceled or terminated during the period between the date hereof and July 27, 1998.

     "Related Transaction" means, with respect to any acquisition or disposition, or deemed acquisition or disposition, of any securities, a transaction that (i) has been disclosed in a document filed with the SEC with respect to the Company (that is then available for inspection at the offices of the SEC) or has been otherwise publicly announced and (ii) by its terms is effective upon, or immediately before or after giving effect to, the occurrence of such acquisition or disposition or deemed acquisition or disposition.

     "Rights Agreement" has the meaning ascribed to it in the Second Restructure Agreement.

     "SEC" means the United States Securities and Exchange Commission.

     "Second Restructure Agreement" has the meaning set forth in Paragraph A of the Recitals hereof.

     "Section 16(b) Liability" means liability under Section 16(b) of the Exchange Act with respect to or as a consequence, directly or indirectly, of JEDI's or JEDI's Affiliate's acquisition (or deemed acquisition) or disposition (or deemed disposition) of "beneficial ownership" of, or a "pecuniary interest" or "indirect pecuniary interest" in, any of the JEDI Shares that shall have been issued or otherwise created, acquired (or deemed to have been acquired) or disposed of (or deemed to have been disposed of) by or pursuant to the Second Restructure Agreement.

     "Section 16(b) Matter" means each matter or series of matters (including, without limitation, a proposed transaction or series of transactions involving any stock or other non-cash dividend, split-up, reverse split-up, reclassification, recapitalization, reorganization, combination, subdivision, conversion, exchange of shares or Business Combination Transaction) which, directly or indirectly, as a result of the taking of action with respect thereto by the Company, its Board of Directors or shareholders or any Governmental Body having jurisdiction thereover, or the conclusion of any such matter will or may, directly or indirectly, whether taken alone or together with other facts or events, result in Section 16(b) Liability; PROVIDED, HOWEVER, that a Section 16(b) Matter shall not include any of the foregoing matters that will or may, directly or indirectly, result in Section 16(b) Liability with respect to or as a consequence of the transfer by JEDI or any of its Affiliates of any JEDI Shares in violation of the provisions of Section 3.2 or in transfers that would violate the provisions of Section 3.2 but for clauses (a), (d) and (e) thereof (collectively, "Excluded Transfers").

     "Significant Transactions" means any one or more of the following:

          (i) the approval of the annual budget of the Company and any amendments thereto;

          (ii) the incurrence of any indebtedness (excluding the indebtedness represented by the Loan Agreement (as defined in the Second Restructure Agreement)) by the Company or any Subsidiary in an amount in excess of $20,000,000 in the aggregate, in a single transaction or series of related transactions, or any amendment to any material term of any agreement representing such indebtedness;

          (iii) the issuance, redemption or repurchase of 20% of the Equity Securities of the Company then outstanding, in one transaction or a series of transactions, whether or not pursuant to a recapitalization, reorganization, merger or consolidation of the Company;

          (iv) the sale, lease, exchange, transfer or other disposition, directly or indirectly, of the Company's or any Subsidiary's assets, in a single transaction or series of transactions, if such assets constitute or would constitute Substantial Assets;

     the merger or consolidation of the Company or the adoption of a plan of liquidation or dissolution of the Company; any motion by the Company to commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction relating to bankruptcy, insolvency, reorganization or relief of debtors seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or making a general assignment for the benefit of its creditors; and

          (v) any purchase, lease, exchange or other acquisition, directly or indirectly, of assets (including securities) by the Company or any Subsidiary, in a single transaction or series of related transactions, if such assets constitute or would constitute Substantial Assets, except purchases of equipment made in the ordinary course of business.

     "Subsidiary" of a person means (i) any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the person or (ii) a partnership in which the person or a Subsidiary of the person is, at the date of determination, a general or limited partner of such partnership, but only if the person or its Subsidiary is entitled to receive more than fifty percent of the assets of such partnership upon its dissolution. For purpose of the foregoing definition, an arrangement by which a person who owns an oil and gas interest is subject to a joint operating agreement, processing agreement, net profits interest, overriding royalty interest, farmout agreement, development agreement, area of mutual interest agreement, joint bidding agreement, unitization agreement, pooling arrangement or other similar agreement or arrangement shall not, by reason of such agreement or arrangement alone, be considered a Subsidiary. Unless the context otherwise requires, references to one or more Subsidiaries shall be references to Subsidiaries of the Company.

     "Substantial Assets" means assets having a fair market value that, or assets to be acquired for a consideration that, equals or exceeds 10% of the amount of the Consolidated Tangible Net Assets of the Company, as reflected on the most recent audited consolidated balance sheet of the Company existing at the time the Board makes the determination whether or not to approve, adopt or authorize the Significant Transaction involved. The term "Consolidated Tangible Net Assets" means, as of any date of determination, the amount of total assets on a consolidated balance sheet of the Company, determined in accordance with generally accepted accounting principles in the United States as in effect from time to time consistently applied ("GAAP"), less the sum of the amounts of all intangible assets determined in accordance with GAAP.

     "Transaction Documents" has the meaning ascribed to it in the Second Restructure Agreement.


                                   ARTICLE II

                                COMPANY COVENANTS

     Section 2.1    BOARD OF DIRECTORS.

            (a) At any time during the period of 90 days following the occurrence of a Material Adverse Change, JEDI may, in writing, request that the Company take all actions necessary (including, without limitation, the amendment of the bylaws of the Company and other applicable agreements, including the Anschutz Shareholders Agreement) to cause (1) the election as a director of the Company of a person selected by JEDI who may lawfully serve as a director and who shall be reasonably satisfactory to the Company (the "JEDI Designee"), (2) if the JEDI Designee shall cease to be a director for any reason, the filling of the vacancy resulting thereby with another JEDI Designee and (3) the calling of meetings of the Board of Directors upon the written request of the JEDI Designee. JEDI shall only be entitled to one JEDI Designee at any given time. The term of the JEDI Designee shall be until the second annual meeting of the Company's shareholders following the date of such Material Adverse Change (which term may be extended by JEDI for consecutive periods of one year each if a Material Adverse Change is in existence or continuing on the date of such second annual meeting). Upon termination of this Agreement, the Company may remove the JEDI Designee as a director.

            (b) At any time during which a JEDI Designee is not serving as a director of the Company, one individual who shall be designated from time to time in writing by JEDI to the Company and who shall be reasonably satisfactory to the Company (each such individual, during the period of such designation, a "JEDI Observer") shall be entitled to (1) receive prior notice (at the time given to members of the Board of Directors) of any meeting of the Board of Directors of the Company at which the authorization or approval of a Significant Transaction is proposed to be considered, (2) attend such portion of such meeting at which such Significant Transaction shall be so considered and (3) receive all written management reports relating to any Significant Transaction that shall be considered for authorization and approval at such meeting; PROVIDED, HOWEVER, that (x) JEDI and each JEDI Observer shall agree to keep strictly confidential all information relating to the Company, whether or not related to any Significant Transaction, that JEDI and such JEDI Observer shall obtain in connection with the foregoing and shall acknowledge his, her or its responsibilities under securities laws and other laws in connection therewith, (y) JEDI and each such JEDI Observer shall not be entitled to receive any such notice, attend any such meeting (or portion thereof) or receive such written management reports if doing so could, in the judgment of the Company, violate any obligation or duty (whether contractual, statutory, fiduciary or otherwise) to which the Company or its officers, directors or employees were then subject (including, without limitation, obligations of confidentiality) or otherwise subject the Company or any of such persons to any liability or otherwise materially and adversely affect the interests of the Company and (z) JEDI and each such JEDI Observer shall not be entitled to attend such portion of such meeting if, in the judgment of the Chairman of the Board of Directors or a majority of the directors of the Company, such attendance would impair the due consideration by the Board of Directors of any matter.

            (c) If at any time when permitted to be appointed by JEDI pursuant to Section 2.1(a) the JEDI Designee shall not be elected to the Board of Directors by the shareholders of the Company (notwithstanding JEDI and its Affiliates having voted all shares of Common Stock owned by them in favor of such election) and the JEDI Designee shall not otherwise have been elected to the Board of Directors before a date that is 10 days after the date of such vote by the shareholders of the Company and, in any event, before any other material action or matter is considered and resolved by the Board of Directors, the provisions set forth in Article III shall thereafter be of no further force or effect.

     Section 2.2    EXCHANGE ACT SECTION 16(b).

            (a) Without the prior written consent of JEDI, for a period of six months from the date hereof, the Company shall take no action with respect to a Section 16(b) Matter that will or may, directly or indirectly, whether taken alone or together with other facts or events, result in JEDI or an Affiliate of JEDI having Section 16(b) Liability, PROVIDED that the Company may take any such action (1) with respect to a Section 16(b) Matter if there shall have been entered a final judgment to the effect that JEDI and its Affiliates do not and will not, directly or indirectly, have any Section 16(b) Liability, which judgment shall not be subject to appeal and is RES JUDICATA as to all matters that may give rise to Section 16(b) Liability in connection therewith, or (2) that may, directly or indirectly, result in any such liability with respect to or as a consequence of any Excluded Transfer.

            (b) The Company may seek to determine by an Action brought against JEDI in the United States District Court in the Southern District of New York, or other jurisdiction approved by the Company and JEDI, the respective rights and obligations of the parties under Section 2.2(a).

     Section 2.3 RESTRICTIONS ON JEDI. Without the prior written consent of JEDI, the Company shall not take or recommend to its shareholders any action which would impose limitations on the legal rights to be enjoyed by JEDI or Affiliates of JEDI as a shareholder of the Company, other than those imposed by the express terms of this Agreement and the Transaction Documents including, without limitation, any action which would impose or increase restrictions on JEDI or Affiliates of JEDI (a) based upon the size of its security holdings, the business in which it is engaged or other considerations applicable to it and not to security holders generally, (b) by means of the issuance of or proposal to issue any other class of securities having voting power disproportionately greater than the equity investment in the Company represented by such securities or by charter or by-law amendment or (c) by reducing by any means (including, without limitation, by split-up, reverse split-up, reclassification, recapitalization, reorganization, combination, redemption, repurchase, or cancellation of securities or rights or by a Business Combination Transaction) the number of shares of Common Stock that are then issued and outstanding or are then subject to issuance upon the conversion of or exercise or exchange for any Equity Securities (including securities exchangeable or convertible into Equity Securities) of the Company then outstanding, excepting only (i) the reduction in such number of shares of Common Stock then issued and outstanding or subject to issuance resulting from the conversion of, exercise or exchange for, or cancellation, termination or modification of, Equity Securities of the Company and adjustments in the number of shares of Common Stock subject to issuance under the outstanding stock options issued by the Company to current and former employees of the Company and its Subsidiaries pursuant to which 3,059,000 shares of Common Stock are reserved for issuance or under other Equity Securities of the Company, or (ii) the reduction in the number of shares of Common Stock issued and outstanding as a result of the one-for-five reverse stock split contemplated by the Company to be approved by shareholders of the Company at a special meeting to be held January 5, 1996.

     Section 2.4    ACCESS TO INFORMATION.

            (a) The Company shall promptly furnish to JEDI all information that is required by GAAP to enable JEDI to account for its investment in the Company. To the extent reasonably requested by JEDI, the Company shall, and shall cause its employees, independent public accountants and other representatives to, provide information regarding the Company to, and otherwise cooperate with, JEDI and the representatives of JEDI so as to enable JEDI to prepare financial statements in accordance with GAAP.

            (b) Upon reasonable notice, JEDI may from time to time request that the Company (1) promptly disclose to JEDI the number of shares of Common Stock issued and outstanding on a date not more than five days prior to the date of such request and the number of shares of Common Stock subject to issuance upon the conversion of or exercise or exchange for the Equity Securities of the Company outstanding on such date and (2) give JEDI reasonable access to all books and records of the Company, including its minute books.

                                   ARTICLE III

                                JEDI RESTRICTIONS

     Section 3.1    VOTING RESTRICTIONS.

            (a) In connection with each vote or written consent of the holders of Common Stock, JEDI and its Affiliates shall vote, or consent with respect to, and cause each of its Affiliates and each Group of which it is a member, to vote or consent with respect to, all Excess JEDI Shares in respect of the matters subject to such vote or consent in the same proportion that all other Equity Securities of the Company (other than Equity Securities of the Company owned by JEDI, Anschutz, any of their respective Affiliates or any Group of which any such entity is a member) are voted or with respect to which such consent is given by holders of such Equity Securities with respect to such matter; PROVIDED, HOWEVER, that notwithstanding the foregoing, each of JEDI, its Affiliates and such Groups at all times may vote, or consent with respect to, Excess Purchaser Securities (1) for the election of the JEDI Designee, (2) as JEDI, such Affiliate or such Group shall determine with respect to each
Section 16(b) Matter with respect to which (A) any of JEDI and its Affiliates and the respective Groups in which any of them may be members will have or may, directly or indirectly, have Section 16(b) Liability and (B) there shall not have been entered, as of the date such vote or consent shall be required to be given, a final judgment to the effect that JEDI and its Affiliates and the respective Groups in which any of them may be members do not and will not, directly or indirectly, have any Section 16(b) Liability, which judgment shall not be subject to appeal and is RES JUDICATA as to all matters that may give rise to Section 16(b) Liability in connection therewith, and (3) as otherwise approved by the Board of Directors of the Company, including a majority of Independent Directors, with respect to the matter subject to such vote or consent.

            (b) Notwithstanding anything contained in this Agreement, JEDI and its Affiliates and the respective Groups in which any of them may be members shall not be restricted in any manner whatsoever from voting, or consenting with respect to, Equity Securities of the Company owned by any of them that are not Excess JEDI Shares with respect to the matter subject to such vote or consent.

            (c) The provisions of Section 3.1(a) shall terminate contemporaneously with the termination of the restrictions contained in the Anschutz Shareholders Agreement on the voting by Anschutz of its Excess Purchaser Securities (as defined in the Anschutz Shareholders Agreement).

     Section 3.2 TRANSFER RESTRICTIONS. Unless otherwise permitted under the JEDI Registration Rights Agreement to include Registrable Shares (as defined in the JEDI Registration

Rights Agreement) in an offering of the Company's Equity Securities, prior to the Permitted Transfer Date JEDI shall not, and shall not cause or permit its Affiliates to, transfer the beneficial ownership of any JEDI Shares, except in one or more of the following transactions:

            (a) each transfer approved by the Board of Directors, including a majority of Independent Directors; and

            (b) each transfer in a Business Combination Transaction approved by the Board of Directors, including a majority of Independent Directors, or by two-thirds of the shares of Common Stock voted with respect to the transaction (in which the JEDI Shares are voted in accordance with the restrictions contained in Section 3.1, if applicable); and

            (c) each transfer pursuant to a tender or exchange offer for outstanding Common Stock by any person other than JEDI, any of its Affiliates or any Group including JEDI or any of its Affiliates (1) which the Board of Directors, including a majority of the Independent Directors, does not oppose, or (2) which the Board of Directors or a majority of Independent Directors opposes if after completion of such tender or exchange offer securities not tendered or exchanged may be treated less favorably than securities tendered; PROVIDED that no tender, indication or arrangement to tender Common Stock may be made in the case of the preceding clause (2) until forty-eight hours prior to the expiration of any time after which securities tendered may be treated less favorably than securities tendered prior thereto; and

            (d) each bona fide pledge of or the granting of a security interest in or any other mortgage, deed of trust, lien, hypothecation, charge, deposit, arrangement, preference, priority, or encumbrance ("Lien") relating to the JEDI Shares to secure a bona fide loan, guarantee or other financial support, the foreclosure of such pledge or security interest or any Lien that may be placed involuntarily upon any JEDI Shares, or the subsequent sale or other disposition of such JEDI Shares by such lender or its agent, provided that such lender is not a member of a Group with respect to Common Stock which Group includes JEDI or Affiliates of JEDI; and

            (e) each transfer of JEDI Shares to any Affiliate of JEDI, or a bona fide pledge of or the granting of a security interest in or any other Lien relating to such JEDI Shares to an Affiliate of JEDI, provided in each case that such Affiliate shall expressly assume by written instrument satisfactory to the Company and JEDI all of the obligations and restrictions contained in this Agreement to which such JEDI Shares shall be subject immediately before such transfer; and

            (f) a transfer upon the liquidation or dissolution of the Company or a transfer which is effected by operation of law.

                                   ARTICLE IV

                                   TERMINATION

     Section 4.1 TERMINATION. This Agreement shall terminate on the earlier of (i) the date of termination of the Anschutz Shareholders Agreement and
(ii) the date on which JEDI has beneficial ownership of JEDI Shares constituting less than 3% of the issued and outstanding shares of Common Stock.


                                    ARTICLE V

                                  MISCELLANEOUS

     Section 5.1 LEGENDS. Certificates representing the JEDI Shares shall bear the legends set forth in Exhibit C to the Second Restructure Agreement; PROVIDED, HOWEVER, that after (a) the transfer of any JEDI Shares in accordance with Section 3.2 or (b) the termination of this Agreement, the third paragraph of such legend shall be removed with respect to such JEDI Shares and all JEDI Shares, respectively.

     Section 5.2 NOTICES. All notices, requests and other communications given under this Agreement shall be in writing. Each communication shall be given to such party at its address stated on the signature pages of this Agreement or at any other address as such party may from time to time specify in writing to the other party. Each communication shall be effective (a) if given by telecopy, when the telecopy is transmitted to the proper address and the receipt of the transmission is confirmed, (b) if given by mail, 72 hours after the communication is deposited in the mails properly addressed with first class postage prepaid, or (c) if given by any other means, when delivered to the proper address and a written acknowledgment of delivery is received.

     Section 5.3    NO WAIVERS; REMEDIES; SPECIFIC PERFORMANCE.

            (a) No failure or delay by either party in exercising any right, power or privilege under this Agreement shall operate as a waiver of such right, power or privilege. A single or partial exercise of any right, power or privilege shall not preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. The rights and remedies provided in this Agreement shall be cumulative and not exclusive of any rights or remedies available at law or in equity.

            (b) In view of the uniqueness of the agreements contained in this Agreement and the transactions contemplated hereby and the fact that each party would not have an adequate remedy at law for money damages in the event that any obligation under this Agreement is not performed in accordance with its terms, each party therefore agrees that the other party to this Agreement shall be entitled to specific enforcement of the terms of this Agreement in addition to any other remedy to which either of them may be entitled, at law or in equity.

     Section 5.4 AMENDMENTS, ETC. No amendment, modification, termination, or waiver of any provision of this Agreement, and no consent to any departure by a party from any provision of this Agreement, shall be effective unless it shall be in writing and signed and delivered by the other party to this Agreement, and then it shall be effective only in the specific instance and for the specific purpose for which it is given.

     Section 5.5    SUCCESSORS AND ASSIGNS.

            (a) Except as expressly contemplated by this Agreement, no party may assign its rights or delegate its obligations under this Agreement without the prior written consent of the other party; PROVIDED that JEDI may assign its rights and delegate its responsibilities under this Agreement (other than those set forth in Article II) pursuant to Sections 3.2(d) or (e) without the consent of the Company; provided, further, that the consent of the Company shall not be unreasonably withheld with respect to an assignment and delegation of JEDI's rights and obligations under Article II if all of the JEDI Shares then owned are transferred pursuant to Section 3.2(e). Any assignment or delegation in contravention of this Section 5.5 shall be void AB INITIO and shall not relieve the delegating party of any of its obligations under this Agreement.

            (b) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective permitted successors and assigns.

            (c) Notwithstanding anything herein to the contrary, each transferee of JEDI Shares transferred in one or more of the transactions specified in any of clauses (a) through (f), inclusive, of Section 3.2 shall acquire such JEDI Shares free and clear of any restrictions or obligations contained in this Agreement.

     Section 5.6 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York. All rights and obligations of the parties shall be in addition to and not in limitation of those provided by applicable law.

     Section 5.7 COUNTERPARTS; EFFECTIVENESS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all signatures were on the same instrument.

     Section 5.8 SEVERABILITY OF PROVISIONS. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of the prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of the provision in any other jurisdiction.

     Section 5.9 HEADINGS AND REFERENCES. Article and section headings in this Agreement are included for the convenience of reference only and do not constitute a part of this Agreement for any other purpose. References to parties and articles and sections in this Agreement are references to the parties to or the articles and sections of this Agreement, as the case may be, unless the context shall require otherwise.

     Section 5.10 ENTIRE AGREEMENT. Except for the Second Restructure Agreement and the agreements referred to therein, this Agreement embodies the entire agreement and understanding of the parties and supersedes all prior agreements or understandings with respect to the subject matters of this Agreement.

     Section 5.11 SURVIVAL. Except as otherwise specifically provided in this Agreement, each representation, warranty or covenant of each party contained in this Agreement shall remain in full force and effect, notwithstanding any investigation or notice to the contrary.

     Section 5.12 WAIVER OF JURY TRIAL. Each party waives any right to a trial by jury in any action to enforce or defend any right under this Agreement or any amendment, instrument, document or agreement delivered, or which in the future may be delivered, in connection with this Agreement and agrees that any action shall be tried before a court and not before a jury.

     Section 5.13 AFFILIATE. Nothing contained in this Agreement shall cause JEDI to be or be deemed an "affiliate"of any of the Company and its Subsidiaries within the meaning of Rule 13e-3 under the Exchange Act.



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                                      -14-

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Shareholders Agreement as of the date first written above.

                                       FOREST OIL CORPORATION

                                       By: s/ Daniel L. McNamara
                                           ---------------------
                                       Name:          Daniel L.  McNamara
                                       Title:         Secretary
                                       Address:       1600 Broadway
                                                      Suite 2200
                                                      Denver, Colorado 80202
                                       Telecopy:      (303) 812-1510

                                       JOINT ENERGY DEVELOPMENT INVESTMENTS
                                        LIMITED PARTNERSHIP

                                       By: Enron Capital Management Limited
                                           Partnership, its General Partner

                                           By: Enron Capital Corp., its
                                               General Partner

                                               By: s/ Clifford P. Hickey
                                                   ---------------------
                                                   Clifford P. Hickey
                                                   Vice President

                                           Address: 1200 17th Street, Suite 2750
                                                    Denver, Colorado 80202
                                           Telecopy: (303) 534-2205

                                           with a copy to:

                                           Joint Energy Development Investments
                                            Limited Partnership
                                           c/o Enron Capital Corp.
                                           Attention: Keith Power/Brenda McGee
                                           1400 Smith Street, Room 2940
                                           Houston, Texas 77002
                                           Telecopy:        (713) 646-4485

                                           Enron Capital & Trade Resources Corp.
                                           Attention:  Lance Schuler
                                           1400 Smith Street, 38th Floor
                                           Houston, Texas 77002
                                           Telecopy:        (713) 646-3393